EXHIBIT 99.2

The Eastern Company (EML) Q1 2023 Earnings Call Transcript

May 10, 2023 11:00 AM ET

Company Participants

Ernie Hawkins - Corporate Controller

Mark Hernandez - President and CEO

Nicholas Vlahos - Chief Financial Officer

Conference Call Participants

Ross Davisson - Banneton Capital

Operator

Greetings. And welcome to The Eastern Company’s First Quarter Fiscal Year 2023 Earnings Call. At this time, all participants are in a listen-only mode and a question-and-answer session will follow the formal presentation. [Operator Instructions]

Please note, this conference is being recorded. I will now turn the conference over to your host, Mr. Ernie Hawkins. Sir, you may begin.

Ernie Hawkins

Good morning. And thank you everyone for joining us this morning for a review of Eastern’s results for the first quarter of 2023. With me on the call are Eastern’s President and CEO, Mark Hernandez; and CFO, Nicholas Vlahos.

We issued an earnings press release yesterday after the market closed. If anyone has not yet seen the release, I invite you to visit the Investors section of the company’s website, www.easterncompany.com, where you will find the release under Financial News.

Please note that some of the information you will hear during today’s call will consist of forward-looking statements about the company’s future financial performance and business prospects, including, without limitation, statements regarding revenue, gross margin, operating expenses, other income and expenses, taxes, and business outlook.

These forward-looking statements are subject to risks and uncertainties that could cause actual results or trends to differ significantly from those projected in these forward-looking statements. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances that occur after the call.

For more information regarding these risks and uncertainties, please refer to risk factors discussed in our SEC filings, including Form 10-K filed with the SEC on March 14, 2023, for the fiscal year 2022 and Form 10-Q filed with the SEC on May 9, 2023.

In addition, during today’s call, we will discuss non-GAAP financial measures that we believe are useful as supplemental measures of Eastern’s performance. These non-GAAP measures should be considered in addition to and not as a substitute for or in isolation from GAAP results. A reconciliation of each of the non-GAAP measures discussed during today’s call to the most directly comparable GAAP measure can be found in the earnings press release.

With that, I will turn the call over to Mark.

Mark Hernandez

Thank you, Ernie. And good morning to those who have joined us by phone or participating via the web. It’s a pleasure to speak with all of you today. I am going to begin the call today with some high-level observations about our first quarter performance. Then I will turn the call over to Nick, who will take you through the detailed review of our financial results. After that, I will come back and share with you many of the initiatives we have underway to improve our operational performance and enhance our return to our shareholders and the goals this management team intends to achieve in 2023.

When I accepted the appointment as Eastern CEO four months ago, I saw a company with capable people in three promising businesses, each which faced a very challenging market environment.

As you know, frequent supply chain disruptions and increases in freight and material costs were the order of the day in 2022. As a result of these severe headwinds, our businesses did not perform to their full potential and our 2022 financial results suffered.

Clearly, we needed to immediately change the way we were running our businesses. To that end, during the quarter, we undertook a thorough review of our businesses and products and began to implement an action plan consisting of several operational initiatives.

We have set quantitative goals for these initiatives and are tracking performance to completion. I am pleased to report that we began to see the initial benefits of these operational improvement initiatives during the first quarter.

Inventory declined 11% from the end of the fourth quarter, particularly at Velvac and working capital as a percentage of sales declined to 22.1% from 26.1% for the fourth quarter as we flushed out a portion of our lower-margin orders from our backlog.

Supply chain bottlenecks are easing, and raw material and freight costs are moderating. Our backlog at quarter end was $72 million, compared with $85.8 million as of April 1, 2022, when backlog was artificially inflated, because of supply chain constraints that delayed shipments.

We continue to see pricing improvements at Velvac, which are resulting in the addition of higher margin orders to our backlog. At Big 3, backlog levels remain within favorable levels assuring us of optimized order turnaround and order fulfillment.

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On the demand side, we continue to transition from old to new programs within our commercial vehicle and automotive customers and remain well positioned to capitalize on industry trends in electrification, digitization, and automation.

At Velvac, demand remains strong, and we are receiving orders for new products introduced last year to serve several new truck mirror programs and orders on existing programs as commercial vehicle customers get closer to producing at planned capacity.

Eberhard’s electromechanical business is gaining momentum and has won sizable orders. Big 3 Precision Products is generating increased quote activity and winning awards for returnable transport packaging solutions designed for new automotive model launches, primarily in the electric vehicle space.

With that, I will now turn the call over to Nick.

Nicholas Vlahos

Thank you, Mark, and good morning, everyone. Net sales from continuing operations increased 5% to $72.5 million from $69 million in the first quarter of 2022, reflecting increased shipments of truck accessories and automotive returnable transport packaging products. Returnable transport packaging sales benefited from new automotive product launches, including several electric vehicle launches.

Sales of existing products increased 3.3%. Price increases and sales of new products contributed 1.7% in sales growth for the first quarter when compared to the first quarter last year. New products included various truck mirror assemblies, rotary latches, electronic latches and locks, D-rings, and mirror cams.

Gross margin as a percentage of sales was 21%, unchanged from the first quarter of 2022, reflecting improved price/cost alignment and the easing of some raw material and freight costs.

Product development expenses were $1.4 million, up $0.2 million, reflecting increased investment in new products at Eberhard and Velvac. As a percentage of net sales, product development expenses were 1.9%, compared to 1.7% for the first quarter of 2022.

Selling and administrative expenses were $11.9 million, compared to $9.9 million for the first quarter of 2022, an increase of $2 million, $1.8 million of the $2 million year-over-year variance relates to onetime severance expenses associated with the elimination of the COO position and the departure of our previous CEO. The remaining $0.2 million increase reflects higher sales and investments in sales capabilities.

Other expense of $0.6 million for the first quarter of 2023 includes $0.4 million, reflecting the final working capital adjustment related to the sale of the Greenwald business.

Net income from continuing operations was $0.6 million or $0.10 per share, compared to $2.7 million or $0.43 per share for the first quarter of 2022. Adjusting for the severance expenses and working capital adjustment, net of tax, which totaled $1.6 million or $0.26 per share, adjusted net income from continuing operations was $0.36 per share. Adjusted EBITDA from continuing operations was $5.5 million, compared to $6.1 million for the first quarter of 2022.

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Net cash provided by operating activities swung $10.4 million to $6.9 million, compared to net cash used in operating activities of $3.6 million for the first quarter last year. The improvement reflects a reduction in cash used to support working capital, primarily a $7.2 million decrease in inventory.

By comparison, in the first quarter of 2022, cash was used to ensure availability of inventory to meet customer demand in light of supply chain constraints. As a result, inventory turnover improved to 4 times compared to 3.2 times for the first quarter of last year.

Operating cash flow was used primarily to fund capital expenditures of $1.2 million, repay $4.9 million of long-term debt and paid dividends of $0.7 million. At quarter end, our net leverage ratio was 2.05, down from 2.76 at the end of the first quarter last year and 2.27 at the end of fiscal 2022. Cash increased $2.9 million to $13.1 million at quarter end.

That completes my financial review. I will now turn the call back to Mark.

Mark Hernandez

Thank you, Nick. Our team strategy falls into four categories; disciplined operations that deliver consistent results; strong commercial business focus; effective capital allocation and utilization; and value-adding acquisition.

Our priority this year is to ensure that all facets of Eastern operations, our pricing strategy, cost structure, working capital management, meet profitability and return on invested capital thresholds that each business contributes to building overall shareholder value.

As you have heard during the first quarter, we improved working capital significantly to a record low of 22.1% of sales. We are now sharpening our focus on profitability. With operations optimized, we will be in good shape to move forward with the fourth category, bolstering growth through acquisitions.

As I mentioned in my opening remarks, our action plan and initiatives we are implementing this year are expected to have a quick impact on the company’s financial performance and be apparent in our results in the second half of the year.

I will start with a review of the first category, disciplined operations that deliver consistent results. With more efficient operations, we will be much better positioned to deal with market challenges and in addition to take advantage of growth opportunities. We are scrubbing the cost side of the business, making sure that the cost of goods sold, and operating expenses meet internal profitability targets.

Let me give you a couple of examples of initiatives we are implementing. We are addressing supply chain inefficiencies, reducing lead times from our Asian suppliers and leveraging near shoring capabilities. We are also leveraging our Mexico operations to overcome labor shortfalls in the U.S. and taking steps to reduce manufacturing costs.

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Finally, we have implemented a hiring freeze throughout our businesses, and we are cutting nonessential expenses and looking for ways to realize cost synergies across our three businesses.

The second leg of our four-pronged strategy is effective capital allocation and utilization. Here, we are instilling discipline in our working capital management process to improve utilization and enhance return on invested capital.

We are allocating capital expenditures to projects that will generate the highest return on investment. As part of our inventory reduction effort, we have calculated aspirational targets for turn rates and as the great Vince Lombardi once said, perfection is not attainable, but if we chase perfection, we can catch excellence.

The third category is a strong commercial business focus. In this area, we are focusing on improving return on invested capital through pricing actions and margin discipline. During the first quarter, we completed an evaluation of the margin of each product as part of our overall portfolio optimization exercise and determined that we are missing opportunities to enhance margins through pricing and that we needed to change our approach.

An example, we are engaging in conversations with our customers about contract terms, shifting the conversations to a real-time pricing model in order to ensure we are recovering cost increases driven by macroeconomic pressures. Going forward, bids on new business must meet predetermined return on invested capital and return on sales targets.

We are also leveraging business growth opportunities from the automotive sector in Mexico and the upfit opportunity led by the Australian off-road and commercial vehicle markets. We are pursuing activities to reduce lead times by 50% in our mold business.

Finally, our strategy contemplates value-added acquisitions. As we work to bring Eastern’s debt-to-EBITDA ratio down, we will continually be on the lookout for companies that fall into two different categories.

Those that can be absorbed in one of our existing divisions to complement operations. And second, those that will be added to the Eastern level and operated separately. Either way, we will make sure that they augment income, EBITDA, return on capital employed, return on invested capital before we pursue them.

In summary, what I want you to take away from my remarks today is that we are laser focused on execution and creating value for our stakeholders. While we have many initiatives in process, we are not yet at a stage where we are prepared to share with you forward financial metrics. What I can share with you however is, in my view on what defines a successful automotive OEM supplier, which is our ambition for Eastern.

Based on my 30-plus years in commercial vehicle space, I learned that successful OEM suppliers proactively respond to changes in cyclical demand while returning a 10% to 12% return on sales and working capital to sales ratios of less than 22%.

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In addition to focusing on execution, I want to bring cohesion and commonality to our organization. We can do that by sharing best practices and ideas across businesses and locations, crafting sets of common methods, and optimizing processes in the pursuit of perfection.

As a leader, I believe in working together in a collaborative manner, reaching out to our employees for input and then making decisions expeditiously and executing on those decisions. I am asking employees to make changes in their business practices, and I appreciate that this could be unsettling to an organization.

Having said that, I am seeing employees adopt these new business practices openly and I sincerely want to thank them for accepting the challenge and working together to optimize Eastern operations.

Finally, as you know, improving a business is not a race with a finish line. It’s an ongoing continual process. No industry is static and customer needs are always changing. Unlike a baseball game bound by the rules of today for a nine-inning game, a successful business is an infinite game where we are not only playing today’s game by today’s rules, but we are looking forward to anticipate how the rules may change tomorrow. We continue to engage because we like to play the game and the better we get at playing the game, the better our results will be in the long-term.

With that, I’d like to open up the floor for questions.

Question-and-Answer Session

Operator

Thank you.

Ernie Hawkins

Okay. Go ahead.

Operator

Sorry, sir. Thank you. [Operator Instructions]

Ernie Hawkins

Okay. We do have a few questions submitted via the web and we will go over those now. First question, why did operating income adjusted for onetime expenses decline quarter-over-quarter?

Mark Hernandez

I will take that, Nick. In the first quarter, we took the challenge of reducing working capital and lower our working capital ratios. This action had additional effects, primarily around capitalize freight. The reduction of inventory within recovering logistics market caused us to recognize this value as an operating -- operational loss of income. The long-term logistics market is stabilizing and will minimize the effect going forward.

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Ernie Hawkins

Okay. Second question, how much improvement in gross margin do you think is possible in 2023?

Mark Hernandez

Well, I can’t give you an exact answer. But through our strategy, we intend to return historical margin performance to Eastern.

Ernie Hawkins

And last question from the web, how should I measure success for Eastern in 2023 and longer term?

Mark Hernandez

Well, I look at the longer term in 2023 in this way, consistent and stable results quarter-by-quarter is our first objective, solidifying EBITDA and return on invested capital. In the future, it will be driven by EBITDA growth with solid underlying metrics. Any other questions?

Ernie Hawkins

Okay. Operator, do we have any other questions on the line?

Operator

Yes, sir. We have a question from Ross Davisson with Banneton Capital. Sir, you may go ahead.

Ross Davisson

Hi, Mark and Nick. Thanks for taking the question. Actually, a quick follow-up on something you just said, could you just explain a bit more, you said there’s I think you said capitalized freight costs that were more sort of one-time in nature as you clean things up in -- there in SG&A, is that where they are?

Mark Hernandez

No. They are in cost of goods sold and what happens is when the freight rates coming from Asia, particularly, the container costs were over $10,000 per container, where we normally see about $3,000 per container, the freight is capitalized at the higher level. Therefore, when we reduce inventory, we have to reduce at the higher level, which hits our income -- reduces our income.

Ross Davisson

Okay. Yeah. Okay. That makes sense. Sorry. Thanks for clarifying. And then the other question I wanted to ask was just around the growth rate. So Q1’s growth rate and revenue specifically decelerated as a percentage compared to, say, Q4 or just all of last year and it wasn’t just price, it looks like volume decelerated, too. Anything going on there that you could sort of provide some color around kind of what’s leading to the slowdown? You are obviously still seeing growth, but curious if there’s sort of underlying dynamics, especially since it sounds like things are still pretty robust in terms of demand and wins across the business?

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Mark Hernandez

Yeah. Yeah. Last year we were fighting the headwinds. We are heavily into commercial vehicles. We are fighting the headwinds as the commercial vehicle companies try to produce, but they were unable due to supply chain constraints. Now those constraints are somewhat freed up, but the incremental -- the organic growth is not 10%, we are looking at potential growth in revenues of 3% to 4% throughout this year.

Ross Davisson

Yeah. Okay. That make sense. Thanks so much. Appreciate it.

Operator

Thank you. We currently have no further questions in queue. So I will hand it back to Mr. Hernandez for any closing comments you may have.

Mark Hernandez

Thanks again for joining us today. To sum up today’s discussion, I am confident that our determined focus on disciplined operations, optimum capital utilization, focused commercial business and value adding acquisitions will bring positive changes and improved results in 2023 and put us on a path for sustained growth. Our markets have many favorable trends we can leverage, and we look forward to sharing our progress with you after the second quarter.

Operator

Thank you. This concludes today’s conference and you may disconnect your lines at this time. We thank you for your participation.

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